UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 29, 2025

 EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico		66-0783622
(State or other jurisdiction of incorporation or organization)		(I.R.S. employer identification number)

Cupey Center Building,	Road 176, Kilometer 1.3,
San Juan,	Puerto Rico	00926
(Address of principal executive offices)		(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joaquín Castrillo as Senior Executive Vice President and Chief Operating Officer

On September 29, 2025, Evertec, Inc. (the “Company”) appointed Joaquín A. Castrillo as the Company’s Senior Executive Vice President and Chief Operating Officer, effective November 1, 2025.

Mr. Castrillo, age 43, has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, since October 2018. He has worked at the Company since 2012 serving in roles of increasing responsibility, including as Vice President and Finance Manager from 2015 to 2018, and as Vice President and Finance Director in 2018. Prior to joining the Company, Mr. Castrillo was an Audit Manager in the Banking and Capital Markets group of PricewaterhouseCoopers LLP. Mr. Castrillo holds a B.B.A. with a double concentration in Finance and Accounting from Villanova University. He is also a Certified Public Accountant and a member of the Villanova University Finance Department Advisory Committee. Mr. Castrillo will continue reporting to Morgan M. Schuessler, Jr., the Company’s President and Chief Executive Officer.

In connection to his appointment and promotion to Senior Executive Vice President and Chief Operating Officer, Mr. Castrillo will receive a base salary of $500,000, effective November 1, 2025, which amount is subject to annual review by the Company. Mr. Castrillo is eligible for annual cash incentive awards of up to 100% of his base salary under the Company’s Annual Performance Incentive Guidelines. Additionally, Mr. Castrillo will continue to participate in the Company’s long-term incentive program (“LTIP”) at a level commensurate with his position and title, and subject to Board approval of any future LTIP grants, and will remain a party to the Evertec Group, LLC Executive Severance Policy (the “Severance Policy”) pursuant to which, among other things, he is entitled to certain severance benefits upon qualifying terminations of employment.

There are no arrangements or understandings between Mr. Castrillo and any other person pursuant to which Mr. Castrillo was selected to serve as an officer. There are no family relationships between Mr. Castrillo and any director or executive officer of the Company, and Mr. Castrillo is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K

Appointment of Karla Cruz-Jusino as Executive Vice President and Chief Financial Officer and Treasurer

On September 29, 2025, the Company appointed Karla M. Cruz-Jusino as the Company’s Executive Vice President and Chief Financial Officer and Treasurer, effective November 1, 2025. Ms. Cruz, age 41, has served as our Senior Vice President, Chief Accounting Officer, and Assistant Treasurer since April 1, 2024. Ms. Cruz has served as the Company’s Vice President of Finance since July 2019, Assistant Treasurer since April 2020, and Corporate Tax Director since August 2020. She has over 18 years of experience in finance and accounting. Prior to joining the Company, Ms. Cruz-Jusino worked for PricewaterhouseCoopers LLP in roles of increasing responsibility for over 12 years, including as Assurance Director from April 2019 until June 2019, and as Assurance Senior Manager from 2016 until April 2019. Ms. Cruz-Jusino holds a bachelor’s degree in accounting and finance from the University of Puerto Rico, is a Certified Public Accountant, and a member of the University of Puerto Rico Business Administration Faculty Alumni Advisory Board.

In connection to her appointment and promotion to Executive Vice President and Chief Financial Officer, Ms. Cruz-Jusino will receive a base salary of $360,000, effective November 1, 2025, which amount is subject to annual review by the Company. Ms. Cruz-Jusino is eligible for annual cash incentive awards of up to 85% of her base salary under the Company’s Annual Performance Incentive Guidelines. Additionally, Ms. Cruz-Jusino will continue to participate in the Company’s LTIP at a level commensurate with her position and title, and subject to Board approval of any future LTIP grants, and will become a party to the Severance Policy pursuant to which, among other things, she will be entitled to certain severance benefits upon qualifying terminations of employment.

There are no arrangements or understandings between Ms. Cruz-Jusino and any other person pursuant to which Ms. Cruz-Jusino was selected to serve as an officer. There are no family relationships between Ms. Cruz-Jusino and any director or executive officer of the Company, and Ms. Cruz-Jusino is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Diego Viglianco as Executive Vice President and Chief Information Officer

On September 29, 2025, the Company appointed Mr. Diego Viglianco as the Company’s Executive Vice President and Chief Information Officer, effective November 1, 2025. Mr. Viglianco has served as our Executive Vice President and Chief

Operating Officer since June 2021, and was a consultant to the Company from March 2021 until his appointment as Chief Operating Officer. Before joining the Company, Mr. Viglianco served as the CEO of Interbanking, S.A. from July 2019 to February 2021, a digital financial ACH/real time payments company headquarters in Argentina. Prior to that, he was the CEO of the Processing Division of Prisma Medios de Pago S.A. in Argentina from March 2017 to June 2019. Previously, he held senior management positions with MasterCard in Argentina and Miami, USA, and Promoción y Operación S.A. de C.V. (PROSA) in Mexico. Mr. Viglianco holds an MBA in Economy and Business Administration from ESEADE University, Argentina, and a Bachelor of Science in Engineering from the University of Salvador, Argentina.

Mr. Viglianco will maintain his base salary of $463,500, which amount is subject to annual review by the Company, and remains eligible for annual cash incentive awards of up to 85% of his base salary under the Company’s Annual Performance Incentive Guidelines. Additionally, Mr. Viglianco will continue to participate in the Company’s LTIP at a level commensurate with his position and title, and subject to Board approval of any future LTIP grants, and will remain a party to the Severance Policy pursuant to which, among other things, he is entitled to certain severance benefits upon qualifying terminations of employment.

There are no arrangements or understandings between Mr. Viglianco and any other person pursuant to which Mr. Viglianco was selected to serve as an officer. There are no family relationships between Mr. Viglianco and any director or executive officer of the Company, and Mr. Viglianco is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On October 1, 2025, Evertec Brasil Informática S.A. (“Evertec BR”), a wholly-owned subsidiary of EVERTEC, Inc., completed the previously announced purchase of 75% of the share capital of Tecnobank Tecnologia Bancária S.A. (“Tecnobank”). Tecnobank is a leading fintech vendor in Brazil’s digital vehicle financing contract registration sector. The aggregate purchase price for the shares was BRL$787 million or approximately USD$148 million.

Item 9.01	Financial Statements and Exhibits.

Number	Exhibit
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: October 2, 2025	By:	/s/ Luis A. Rodriguez
Luis A. Rodriguez
EVP and Chief Legal and Administrative Officer